Exhibit 32

Section 1350 Certification

The undersigned hereby certify that, to their knowledge, (i) the Form 10-Q filed by Yadkin Valley Financial Corporation (the “Issuer”) for the quarter ended March 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Yadkin Valley Financial Corporation

Date: May 12, 2009	By:	/s/ William A. Long
William A. Long
President and Chief Executive Officer

	By:	/s/ Edwin E. Laws
Edwin E. Laws
Executive Vice President and Chief Financial Officer

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